Exhibit 99.1 PRESS RELEASE, DATED NOVEMBER 6, 2013, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE SECOND QUARTER FISCAL 2014

EnerSys Reports Second Quarter Fiscal 2014 Results
Reading, PA, USA, November 6, 2013 -- EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today results for its second quarter of fiscal 2014, which ended on September 29, 2013.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the second quarter of fiscal 2014 were $41.4 million, or $0.84 per diluted share, including an unfavorable net of tax impact of $0.03 per share from a charge of $0.8 million for restructuring plans and $0.8 million for fees related to acquisition activities. The Net earnings of $0.84 per diluted share, compares to Net earnings per diluted share of $0.90 for the second quarter of fiscal 2013, which included an unfavorable net of tax charge of $0.02 per share from a charge of $1.0 million for restructuring plans. Lower operating earnings in the second quarter of fiscal 2014 reflect the impact of higher commodity costs and operating expenses partially offset by higher sales volume and pricing as compared to the second quarter of fiscal 2013.

Excluding these highlighted items, adjusted Net earnings per diluted share for the second quarter of fiscal 2014, on a non-GAAP basis was $0.87, which exceeds the guidance of $0.81 to $0.85 per diluted share given by the Company on August 7, 2013. These earnings compare to the prior year second quarter adjusted Net earnings of $0.92 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the second quarter of fiscal 2014 were $568.8 million, a 3% increase from the prior year second quarter net sales of $554.2 million. Sequential quarterly sales decreased 5% from the first quarter of fiscal 2014 net sales of $597.3 million primarily due to a seasonal decrease in organic volume during the summer vacation months in Europe and the U.S.

The Company’s operating results for its business segments for the second quarters of fiscal 2014 and 2013 are as follows:

	Quarter ended
	($ millions)
	September 29, 2013	September 30, 2012
Net sales by segment
EMEA	$223.3	$215.4
Americas	287.7	276.7
Asia	57.8	62.1

Total net sales	$568.8	$554.2

Operating earnings
EMEA	$15.2	$14.1
Americas	43.9	43.6
Asia	4.1	6.6
Restructuring charges-EMEA	(1.1)	(1.3)
Acquisition activity expense-Americas	(0.7)	(0.1)
Acquisition activity expense-Asia	(0.4)	—

Total operating earnings	$61.0	$62.9

EMEA - Europe, the Middle East and Africa

Net earnings for the six months of fiscal 2014 were $82.2 million or $1.67 per diluted share, including an unfavorable net of tax impact of $0.03 per share from a charge of $1.1 million for restructuring plans and $0.8 million for fees related to acquisition activities.

Net earnings for the six months of fiscal 2013 were $89.6 million or $1.84 per diluted share, including an unfavorable net of tax impact of $0.03 per share from a charge of $1.3 million for restructuring plans and $0.1 million for fees related to acquisition activities.

Adjusted net earnings for the six months of fiscal 2014, on a non-GAAP basis, were $1.70 per diluted share. This compares to the prior year six months adjusted net earnings of $1.87 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company's use of non-GAAP adjusted financial information.

Net sales for the six months of fiscal 2014 were $1,166.1 million, an increase of 2% from the net sales of $1,148.1 million in the comparable period in fiscal 2013. The 2% increase was the result of a slight increase in organic volume, pricing and foreign currency translation impact.

The Company's operating results for its business segments for the six months of fiscal years 2014 and 2013 are as follows:

	Six months ended
	($ millions)
	September 29, 2013	September 30, 2012
Net sales by segment
EMEA	$454.3	$452.5
Americas	603.3	565.6
Asia	108.5	130.0

Total net sales	$1,166.1	$1,148.1

Operating earnings
EMEA	$31.3	$31.3
Americas	85.6	88.2
Asia	9.3	15.5
Restructuring charges-EMEA	(1.5)	(1.7)
Acquisition activity expense-Americas	(0.7)	(0.2)
Acquisition activity expense-Asia	(0.4)	—

Total operating earnings	$123.6	$133.1

“Due to summer vacations, our second quarter is traditionally our weakest. I am pleased with our second quarter adjusted operating earnings of 11.1% and our adjusted earnings of $0.87 per diluted share which exceeded both our guidance and the results of our previous quarter,” stated John D. Craig, chairman, president and chief executive officer of EnerSys.

Mr. Craig added, “As we stated in our last quarterly call, we believed our second half of fiscal 2014 will exceed the results of our first half. With our guidance for non-GAAP adjusted net earnings per share of between $1.00 to $1.04 for the third quarter, we continue to believe this.” This guidance excludes an expected net credit of $0.10 from a tax benefit, net of our ongoing restructuring programs and acquisition expenses.

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net earnings” in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition activities. Because these charges are not incurred as a result of ongoing operations or are incurred as a result of a potential acquisition, they are not a helpful measure of the performance of our underlying business particularly in light of their unpredictable nature. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	September 29, 2013		September 30, 2012
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$41.4		$43.8
Non-GAAP adjustments, net of tax:
Restructuring charge-EMEA	0.8	(1)	1.0	(1)
Acquisition activity expense-Americas	0.5	(2)	—
Acquisition activity expense-Asia	0.3	(2)	—
Non-GAAP adjusted net earnings	$43.0		$44.8

Weighted-average number of common shares used in per share calculations
Basic	47,573,496		48,188,331
Diluted	49,405,818		48,719,916

Non-GAAP adjusted net earnings per share:
Basic	$0.90		$0.93
Diluted	$0.87		$0.92

Reported net earnings per share:
Basic	$0.87		$0.91
Diluted	$0.84		$0.90
Dividends per common share	$0.125		$—

	Six Months ended
	September 29, 2013		September 30, 2012
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$82.2		$89.6
Non-GAAP adjustments, net of tax:
Restructuring charge-EMEA	1.1	(1)	1.3	(1)
Acquisition activity expense-Americas	0.5	(2)	0.1	(2)
Acquisition activity expense-Asia	0.3	(2)	—
Non-GAAP adjusted net earnings	$84.1		$91.0

Weighted-average number of common shares used in per share calculations
Basic	47,721,239		48,044,767
Diluted	49,355,381		48,573,454

Non-GAAP adjusted net earnings per share:
Basic	$1.76		$1.89
Diluted	$1.70		$1.87

Reported net earnings per share:
Basic	$1.72		$1.86
Diluted	$1.67		$1.84
Dividends per common share	$0.25		$—

(1)
Resulting from pre-tax restructuring charges in EMEA of approximately $1.1 million in the second quarter of fiscal 2014 and $1.3 million in the second quarter of fiscal 2013 and approximately $1.5 million for the six months of fiscal 2014 and $1.7 million for the six months of fiscal 2013.

(2)
Resulting from pre-tax charges for acquisition activity expense of approximately $0.7 million in Americas and $0.4 million in Asia for the second quarter of fiscal 2014 and $0.1 million in Americas in the second quarter of fiscal 2013. Pre-tax charges for acquisition activity expense for the six months of fiscal 2014 was approximately $0.7 million in Americas and $0.4 million in Asia compared to $0.2 million in Americas in the six months of fiscal 2013.

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	September 29, 2013	September 30, 2012

Net sales	$568.8	$554.2
Gross profit	144.3	138.3
Operating expenses	82.2	74.1
Restructuring charges	1.1	1.3
Operating earnings	61.0	62.9
Earnings before income taxes	56.4	59.7
Net earnings attributable to EnerSys stockholders	$41.4	$43.8

Net earnings per common share attributable to EnerSys stockholders:
Basic	$0.87	$0.91
Diluted	$0.84	$0.90
Dividends per common share	$0.125	$—
Weighted-average number of common shares used in per share: calculations
Basic	47,573,496	48,188,331
Diluted	49,405,818	48,719,916

	Six Months ended
	September 29, 2013	September 30, 2012

Net sales	$1,166.1	$1,148.1
Gross profit	284.4	286.6
Operating expenses	159.3	151.8
Restructuring charges	1.5	1.7
Operating earnings	123.6	133.1
Earnings before income taxes	112.4	124.0
Net earnings attributable to EnerSys stockholders	$82.2	$89.6

Net earnings per common share attributable to EnerSys stockholders:
Basic	$1.72	$1.86
Diluted	$1.67	$1.84
Dividends per common share	$0.25	$—
Weighted-average number of common shares used in per share calculations
Basic	47,721,239	48,044,767
Diluted	49,355,381	48,573,454

EnerSys will host a conference call to discuss the Company's second quarter fiscal 2014 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, November 7, 2013 at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman, President & Chief Executive Officer, and Michael J. Schmidtlein, Senior Vice President Finance and Chief Financial Officer.

A live webcast of the conference call will be available on the Company’s website at http://www.enersys.com under the "Investor Relations" link. Presentation materials to be used in conjunction with the conference call will become available under the aforementioned link shortly following the issuance of this press release.

The conference call information is:

Date:	Thursday, November 7, 2013
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-280-4958
International Dial-In Number:	857-244-7315
Passcode:	33059515

A replay of the conference call will be available from 1:00 p.m. on November 7, 2013 through 11:59 p.m. on December 6, 2013.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888-286-8010
International Replay Number:	617-801-6888
Passcode:	18043047

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800-538-3627; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power supplies, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world under the direction of its Americas, EMEA and Asia regional headquarters.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements
This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Statements," set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2013. No undue reliance should be placed on any forward-looking statements.